Exhibit 10.5

CORTONA

LEASE AGREEMENT

Oostkanaaldijk 110
in Nijmegen

Core Data of Leasing Agreement

• Premises/Leased Property	:	Oostkanaaldijk 110 in Nijmegen, with an area of approximately 3,000 m(2) business premises.
• Lessor	:	Cortona Estates B.V.
• Lessee	:	Philips Semiconductors Nijmegen B.V.
• Term of Lease	:	6 months.
• Effective Date of Lease	:	March, 15, 2004.
• First Rental Payment	:	March, 15, 2004.
• Renewal	:	Consecutive periods of 1 month each time.
• Term of Notice	:	Yes, 3 months.
• Initial Rental Fee	:	€ 84,000.00 per year.
• VAT on Rental Fee	:	Yes.
• Service Costs	:	€ 9,000.00 per year, to be increased with VAT.
• Payment Term	:	Monthly, in advance, ~~by means of automatic collection~~
• Market Rental Fee Adjustment	:	No.
• Indexing	:	Yes, annually as of March 15, on the basis of the “CPI for All Households” index figure (starting with the most recent base year).
• Bank Guaranty	:	No.
• Administrator	:	Lessor.
• Special Stipulations:	:	See Article 8.

Initials of Lessor: [initials]	Initials of Lessee: [initials]

LEASING AGREEMENT FOR OFFICE PREMISES
and other business premises within the meaning of Article 7:230A of the Civil Code

Model established by the Real Estate Board (ROZ) on July 30, 2003. Reference to this model and the use thereof shall be allowed only if the filled out, added or deviating text is clearly recognizable as such. Additions and deviations should preferably be incorporated under the heading “Special Stipulations.” The ROZ precludes all liability for adverse consequences of the use of the model’s text.

THE UNDERSIGNED

Cortona Estates B.V.

Based/residing in Amsterdam (1007 KE), Postbus 70236 (Rubensstraat 66), hereinafter to be called “Lessor”

Registered in the Commercial Register under Number 33253796

Represented by T.T.J. de Groot, Esq., MRE MRICS

AND

Philips Semiconductors Nijmegen B.V.

Based/residing in Nijmegen (6503 HK), Postbus 30008 (Gerstweg 2), hereinafter to be called “Lessee”

Registered in the Commercial Register under Number 17070621 0002

Value-added tax Number NL 005476604 B62

Represented by Mr. C. van Oosterhout

HAVE AGREED AS FOLLOWS:

Intended Purpose of the Leased Property

1.1                  Lessor shall lease to Lessee and Lessee shall lease from Lessor the business premises, hereinafter to be called “the Leased Property,” located at Oostkanaaldijk 110 in Nijmegen, cadastral designation Hatert F 1117. These business premises are delineated in detail on the drawing initialed by the Parties and added to this Agreement as Annexes, which constitute an integral part thereof. They are further detailed in the Official Report of Delivery initialed by the Parties, which indicates which installations and other provisions belong to the Leased Property and which installations and other provisions do not. This Report also includes a description of the state of the Leased Property and may include photographs initialed by the Parties.

1.2                  The intended purpose of the Leased Property by or on behalf of Lessee shall solely be used as business premises for storage.

1.3                  Lessee shall not be allowed without prior written consent from Lessor to use the Leased Property for any purpose other than the purpose stipulated in 1.2.

1.4                  The highest allowable load on the floors in the Leased Property shall be 2,500 kg/ m(2)

Terms and Conditions

2.1                  The “GENERAL STIPULATIONS OF THE LEASE AGREEMENT FOR OFFICE PREMISES and other business premises within the meaning of Article 7:230A of the Civil Code,” filed with the Clerk of the Court at the Court of The Hague on July 11, 2003 and registered there under Number 72-2003, hereinafter to be called “General Stipulations,” shall be an integral part of this Agreement. The contents of these General Stipulations is known to the Parties. Both Lessee and Lessor have received a copy of the General Stipulations.

Initials of Lessor: [initials]	Initials of Lessee: [initials]

2.2                  The General Stipulations referred to in 2.1 shall apply except to the extent that there are explicit deviations therefrom in this Agreement or whenever it is impossible to apply the General Stipulations to the Leased Property.

Duration, Renewal and Notice

3.1                  This Agreement has been concluded for the duration of 6 months, effective from March 15, 2004 and in effect through September 15, 2004.

3.2                  Upon expiration of the period stated in 3.1, this Agreement shall be renewed for a consecutive period of one month, that is, through October 15, 2004. This Agreement shall subsequently be renewed for consecutive periods of one month each time.

3.3                  Termination of this Agreement shall take place, both by Lessee and Lessor, through notice before the 1st of each month and observing a term of at least three months, without stating any reasons.

3.4                  Notice must be given by way of a writ or a ~~registered~~ communication.

Rental fee, Value-added tax, Rental Fee Adjustment, Obligation to Pay, Payment Period

4.1                  The initial rental fee of the Leased Property shall be E 84,000.00, that is eighty-four thousand Euros, on an annual basis.

4.2                  The Parties have agreed that Lessor will indeed charge value-added tax on the rental fee. If a lease unencumbered by value-added taxes is agreed upon, Lessee shall owe Lessor a separate fee in addition to the rental fee, as compensation for the loss which Lessor and/or his legal successor(s) may sustain because the value-added taxes on the investments and the operational costs of Lessor will not (no longer) be deductible. The stipulations of 19.1 through 19.9 of the General Stipulations shall not apply in that case.

4.3                  If the Parties have agreed upon a lease encumbered by value-added taxes, Lessee and Lessor will take advantage of the possibility pursuant to Notification 45 in the Decree of March 24, 1999, No. VB 99/571, to renounce the filing of a joint option request for a lease encumbered by value-added taxes. Lessee states by signing the Lease Agreement, also for the benefit of the successor(s) of Lessor, that he will use the Leased Property on a continuing basis, or will have them used on a continuing basis, for purposes for which there exists a complete, or practically complete, right of deduction of value-added taxes pursuant to Article 15 of the 1968 Value-Added Tax Act.

4.4                  Lessee’s fiscal year shall run from                      through

4.5                  The rental fee shall be adjusted annually as of March 15, effective for the first time as of March 15, 2005, in accordance with General Stipulations 9.1 through 9.4.

4.6                  The fee which Lessee may owe for any additional deliveries and services to be provided by or on behalf of Lessor shall be determined in accordance with General Stipulation 16. As specified there, a system of advance payments with subsequent settlement shall be applied to this fee.

4.7.1        Lessee’s payment obligation shall consist of:

•                             The rental fee:

•                             The separate fee if a lease unencumbered by value-added taxes is agreed upon:

•                             The value-added tax owed on the rental fee if the Parties have agreed upon a lease encumbered by value-added taxes:

•                             The advance on the fee for the additional deliveries and services to be provided by or on behalf of Lessor, together with the value-added tax owed thereon:

Initials of Lessor: [initials]	Initials of Lessee: [initials]

4.7.2        Lessee shall not owe any more value-added tax on the rental fee if the Leased Property may no longer be leased with value-added taxes, even though the Parties had agreed that it would be so leased. If this should be the case, the fees for the value-added tax specified in General Stipulations 19.3.A. shall be substituted and the fee specified in 19.3.A., Section I, shall be set in advance at a more specifically to be determined % of the present rental fee.

4.8                  At the start of the Lease Agreement, the total per payment period of 1 calendar month(s) shall amount to:

• The rental fee	€7,000.00
• The value-added tax owed on the rental fee	€1,330.00
• The separate fee stated in 4.2 if a lease
unencumbered by value-added taxes is agreed
upon or	€—
• The fee(s) stated in 4.7.2 if properties may
no longer be leased with value-added taxes,
even though the Parties had agreed on it	€—
• The advance on the fee for additional
deliveries and services to be provided by or on
behalf of Lessor, together with the value-
added tax owed thereon	€892.50

Total	€9,222.50

that is, nine thousand two hundred twenty-two Euros and fifty Euro cents.

4.9                  In view of the effective date of the Lease, Lessee’s first payment shall be for the period from March 15, 2004 through April 30, 2004, and the amount owed for this first period shall be E 13,833.75. This amount includes value-added taxes, also the value-added tax on the rental fee, but only if Lessee owes value-added taxes on the rental fee. Lessee shall pay this amount before or on March 15, 2004.

4.10           The periodical payments to be made by Lessee to Lessor pursuant to this Lease Agreement, as specified in 4.8, shall be due as a lump sum advance payment in Euros and they must be paid in entirety before or on the first day of the period to which the payments relate. Lessee has Indicated that he cannot make the payments before or on the first day of the period, but no later than within 10 days after the expiration thereof.

4.11           Except for any stipulations to the contrary, all amounts in this Lease Agreement and in the General Stipulations that are a part thereof shall be exclusive of value-added taxes.

Deliveries and Services

5.                         The Parties agree that the following shall constitute additional deliveries and services to be provided by or on behalf of Lessor: gas, electricity and daily maintenance.

~~Bank Guaranty~~

~~6.                         The amount of the bank guaranty specified in 12.1 of the General Stipulations shall hereby be set between the Parties at E.~~

Administrator

7.1                  Until Lessor advises otherwise, Lessor shall act as administrator. The address information is as follows: Rubensstraat 66, Postbus 70236, 1007 KE

Amsterdam, Telephone number 020-662 31 91, Fax number 020-679 83 41, e-mail info@cortona.nl.

7.2                  Unless agreed otherwise in writing, Lessee must communicate with the administrator regarding the contents of and all other matters relating to this Lease Agreement.

Initials of Lessor: [initials]	Initials of Lessee: [initials]

Special Stipulations

8.1                  Lessor does not make any warranties as to the suitability of the Leased Property with respect to the use intended by Lessee. Lessee consequently accepts that all risks for the fact that the Leased Property may not be suitable for the use intended by him shall remain his risks.

8.2                  Wherever Article 9.1 of the General Stipulations refers to monthly price index figure(s) and/or calendar month(s), it should be interpreted as annual price index figure(s) and/or calendar year. The adjusted rental fee shall be calculated in accordance with the following formula: the adjusted rental fee equals the current rental fee multiplied by the index figure for the calendar year prior to the year in which the adjusted rental fee becomes effective, divided by the index figure for the calendar year prior to the effective date of the current rental fee.

8.3                  In cases where it has been agreed that value-added taxes will be charged on the rental fee, Lessee and Lessor state explicitly that in determining the rental fee it has been assumed that Lessee will use at least the minimum percentage of the Leased Property established by law, or to be more specifically established by law, on a continuing basis for performances that entail the right to deduction of VAT, in such a way that a lease encumbered by value-added taxes can be chosen.

8.4                  Before or no later than at the signing of this Lease Agreement, Lessee shall submit to Lessor a statement, filled out and signed by Lessee in accordance with a model made available by Lessor to Lessee, which shows that Lessee uses the Leased Property or allows the Leased Property to be used for purposes for which there exists a complete, or practically complete, right of deduction of value-added taxes pursuant to Article 15 of the 1968 Value-Added Tax Act.

8.5                  A. If Lessee does not (or no longer) use the Leased Property or allow it to be used for performances that entail the right to deduction of VAT and therefore the exception to the exemption from payment of value-added taxes is terminated, Lessee shall no longer owe Lessor and/or his legal successor(s) value-added tax on the rental fee. In this case, Lessee shall owe Lessor and/or his legal successor(s), effective from the date when this termination becomes effective and in addition to the rental fee exclusive of VAT, an amount as a separate fee such that Lessor will be completely compensated for:

I                              The VAT on the operating costs of the Leased Property or the investments therein which is not (no longer) deductible for Lessor and/or his legal successor(s) as a result of the termination of the option, as well as for the future loss of profits on the value-added taxes that were (previously) deductible by Lessor.

II                         The VAT which Lessor and/or his legal successor(s) must pay to the fiscal authorities as a result of the termination of the option due to recalculation as stipulated in Article 15, Section 4, of the 1968 Value-Added Tax Act or revision as stipulated in Articles 11 through 13 of the Implementation Decree of the 1968 Value-Added Tax Act, as well as for the future loss of profits on the amount to be paid to the fiscal authorities.

III                    All other losses sustained by Lessor and/or his legal successor(s) due to the termination of the option.

b.                         The VAT as defined in Item 1 of 8.5, Section A., which is not (no longer) deductible for Lessor and/or his legal successor(s) as a result of the termination of the option, as well as the future loss of profits on this deductible amount, shall be set between the Parties at a percentage of the (indexed) rental fee which will be more specifically determined.

Initials of Lessor: [initials]	Initials of Lessee: [initials]

c.                          The financial loss to be sustained by Lessor and/or his legal successor(s) after termination of the option, as a result of that termination, shall be paid by Lessee to Lessor and/or his legal successor(s) each time simultaneously with the periodic rental fee payments. With the exception of the loss referred to in Item 1 of 8.5, Section A., the financial loss shall be divided equally over the remaining duration of the current rental period, by means of an annuity if possible. But the financial loss shall be claimable from Lessee on demand, in its entirety and as a lump sum, if the Lease Agreement for whatever reason is terminated in the interim.

8.6                  The stipulation in Item II of 8.5, Section A., shall not apply if the revision period for the deduction of pretax with regard to the Leased Property has elapsed at the time when this Lease Agreement is entered into.

8.7                  The stipulations in 8.5 shall also apply if Lessee has not filled out, signed and given to Lessor a “VAT statement” as defined in 9.4 at the time when this Lease Agreement is entered into.

8.8                  When a situation as described in 8.5 occurs, Lessor and/or his legal successor(s) shall advise Lessee which amounts must be paid by Lessor and/or his legal successor(s) to the fiscal authorities and also provide an insight into the other losses as defined in 8.5, however, with the exception of the loss established in advance as defined in Item 1 of 8.5, Section A. Lessor and/or his legal successor(s) shall provide their cooperation if Lessee wants to have the report given by Lessor and/or his legal successor(s) verified by an independent auditor. The cost of this shall be born by Lessee.

8.9                  In case in any fiscal year there has not been compliance with the usage of the Leased Property, or the allowed usage, for purposes as defined in 8.3, Lessee shall advise Lessor and/or his legal successor(s) about this within four weeks after the end of the fiscal year involved by means of a statement signed by him (Lessee). Within the same time period Lessee shall send a copy of this statement to the Inspector of Value-Added Taxes.

8.10           If Lessee does not meet the information obligation as defined in 8.4 or in 8.9 and/or does not meet the obligation for occupation as defined in 8.12, or if it is found later on that he has used an incorrect assumption and that as a consequence thereof Lessor and/or his legal successor(s) have erroneously charged VAT on the rental fee, as subsequently demonstrated, Lessee shall be in default while Lessor and/or his legal successor(s) shall be entitled to recover the resulting financial loss on Lessee. This loss shall entail the entire relevant VAT still owed to the fiscal authorities by Lessor and/or his legal successor(s), augmented by interest, any increases, as well as other costs and losses. The stipulations of this Section shall provide for an arrangement for compensation of damages in case the option should be terminated with retroactive effect, which would be in addition to the arrangement described in 8.5. The additional losses that derive for Lessor and/or his legal successor(s) from that retroactive effect shall be claimable from Lessee on demand, in their entirety and as a lump sum. Lessor and/or his legal successor(s) shall provide their cooperation if Lessee wants to have the report of these additional losses given by Lessor and/or his legal successor(s) verified by an independent auditor. The cost of this shall be born by Lessee.

8.11           The stipulations in 8.5, 8.8 and 8.10 shall also apply if Lessor and/or his legal successor(s) are faced with losses due to termination of the option in force for the Parties only after termination of the Lease Agreement, whether or not this termination is interim. These losses shall then be claimable by Lessor and/or his legal successor(s) on demand, in their entirety and as a lump sum.

8.12           With the relevant stipulations of this Lease Agreement otherwise remaining fully applicable, Lessee shall in any case occupy the Leased Property, or have it occupied, while applying the option right and he shall do so before the end of the fiscal year in which he took the lease for the Leased Property.

Initials of Lessor: [initials]	Initials of Lessee: [initials]

~~8.13           Each of the parties shall be entitled to demand a revision of the rental fee each time after a period of five rental years, that is, for the first time N.A., by comparing the rental fee to the market rental value of the Leased Property. The market rental value shall be defined as the rental value of the Leased Property in proportion to the rental value of other comparable rental premises. The desire for a revision shall have to be communicated to the other party by means of a registered letter six months before the aforementioned date. However this revision shall never be allowed to result in a decrease in the rental fee below the level of the average of the rental fee that was in effect during the three rental years immediately preceding the point in time of the revision. If the Parties have not yet reached an agreement three months before the effective date of the rental fee that is to be revised, the market value shall be binding and shall be determined in the final instance by three experts who shall be charged to decide on their position within one month after their appointment.~~

~~Both Lessor and Lessee shall each designate one expert within fourteen days after it has been found that an agreement has not yet been reached. The experts thus appointed shall jointly have to designate a third expert within two weeks after they have both been appointed. If it turns out that the appointment of the experts has not happened within the time period indicated or if the experts have not decided on their position within the time period indicated, either party may submit the case for a decision to the Justice of the Peace in whose jurisdiction the Leased Property is located. The pronouncement of the joint experts shall be binding for Lessor and Lessee. If Lessee and Lessor are in agreement that one expert should be sufficient and if furthermore written agreement is reached regarding the appointment of this one expert, this one expert shall then in deviation from the above establish the rental fee with binding effect. The expert(s) or the Justice of the Peace shall also determine who will bear the costs of the procedure. The rental fee thus established anew shall also in the following period(s) be indexed and adjusted annually, as stated earlier.~~

~~8.14           Lessee shall hereby authorize Lessor to effect automatic collection of the rental amount and service costs owed per month, increased by VAT, and he shall commit to cooperate in this. The bank/giro account number of Lessee to be used by Lessor is ……………………………………………………….…………~~

8.15           If upon termination of the Agreement Lessee fails in whatever manner and for whatever reason to deliver the premises to Lessor on time, he shall owe Lessor for each day for which he fails to do so a penalty of  € 1,000.00, payable on demand and not subject to mitigation, without any summons or notice of default being required and without prejudice to Lessor’s right to compensation of damages which he might sustain as a result of Lessee’s omission. These stipulations are reasonable and fair.

8.16           In the framework of the prevention of Legionnaire’s disease in tap water, Lessee must maintain the temperature of hot water at higher than 55 degrees Celsius, prevent water from remaining stagnant in the pipes for long periods of time, and follow other directions from Lessor or experts designated by him. Lessee must also allow Lessor to perform adaptations to the Leased Property in the framework of preventing Legionnaire’s disease and Lessee may not demand any compensation of damages for this.

8.17           If a risk analysis of the water supply system must be made for the Leased Property and a management plan must be prepared as a result, all costs associated with these investigations and plans shall be applied to the service costs.

Initials of Lessor: [initials]	Initials of Lessee: [initials]

CORTONA

8.18           Lessee shall not be allowed to use the outside terrain that constitutes a part of the Leased Property as storage space (not even temporarily) or as a parking lot for trucks and/or trailers. In case of violation of this stipulation, Lessee shall owe Lessor a penalty of E 227.00 per day for each day that the violation continues. This penalty represents additional rental money due and as such it shall be claimable on demand by Lessor. Furthermore Lessor shall hold and/or make Lessee responsible at all times if losses are sustained due to this violation as a consequence of fire, vandalism, nuisance, and such. It must be noted here that all consequences deriving from this shall be at Lessee’s risk and charged to his account.

8.19           Lessee may occupy the premises from the effective date of the lease and after this Lease Agreement has been signed, the first installment has been paid and the bank guaranty has been submitted.

8.20           Lessor shall not make any structural adaptations in order to divide up the premises.

8.21           If Lessee wants to rent less than approximately 3,000 m2 of business premises after 6 months, the following graduated calculation shall apply: for every 500 m2 less which Lessee will use (up to a maximum of 1,500 m2, Lessee shall pay €1.00/m2 more in rent per year, to which VAT is to be added.

8.22           Article 18.2 of the General Stipulations may only be applied after the first ten days subsequent to the payment date have elapsed.

Thus prepared and signed in duplicate,

Location, date: Amsterdam, 5/24/04	Location, date: Nijmegen, 5/18/04

[signature] (Signature of Lessor) Cortona Estates B.V.	[signature] (Signature of Lessee) Philips Semiconductors Nijmegen B.V.

Annexes:

•                             General Stipulations

•                             Drawing of the leased business premises

•                             Official Report of Delivery

~~•                             Statement-of service costs~~

~~•                             Banks guarantee~~

•                             Statement for Encumbered Lease

Separate signature(s) of Lessee(s) for receipt of their own copy of the “GENERAL STIPULATIONS OF LEASE AGREEMENT FOR OFFICE PREMISES and other business premises within the meaning of Article 7:230A of the Civil Code” as described in 2.1.

Signature of Lessee(s):
[signature]

STATEMENT FOR ENCUMBERED LEASE

The undersigned		: C. van Oosterhout

Name of Lessee		: Philips Semiconductors B.V.

Address of Residence or Place of Business of Lessee		: Nijmegen

Zip Code and Residence or Business Location		: 6534PE Nijmegen

Value-Added Tax Number		: NL 005 47 6604 B62

Effective Date of Fiscal Year		: 2004

Hereinafter called “Lessee”

Hereby states that he has leased from lessor, that is:	CORTONA Rubensstraat 66 1007 KE Amsterdam	(Name of lessor) (Address of lesser) (Zip Code and City)

The following real estate/business premises

Hereinafter to be called “the Leased Property”

Address of the Leased Property		: Oostkanaaldijk 110

Zip Code and City of the Leased Property		: Nijmegen

Effective Date of Lease Agreement		: March 15, 2004

Lessee also states hereby, partly for the benefit of the legal successor(s) of Lessor:

•                             That he will use the Leased Property, or have it used, for purposes for which there exists a complete, or practically complete, right of deduction of taxes pursuant to Article 15 of the 1968 Value-Added Tax Act, that is:

•                             1.                         90% or more; specifically 100%

•                             2.                         Between 70% and 90%; specifically       %, and that the following “industry” will be operated in the           Leased Property: storage of goods

•                             That the starting date of the fiscal year of Lessee corresponds to the one stated above.

Signed in:	Nijmegen

On:	4/14/04

[signature]	(Signature of Lessee)

[stamp:] PHILIPS SEMICONDUCTORS NIJMEGEN	(Print name of the undersigned)
C. van Oosterhout
Purchasing FBN-TB
Tel. 024 - 353 28 49

CORTONA

Philips Semiconductors Nijmegen B.V.
Attn.: Mr. M. Heitbrink
Postbus 30008
6503 HK NIJMEGEN

March 3, 2005
Ref. No.: IR/050346

Re: Oostkanaaldijk 110 in Nijmegen

Dear Mr. Heitbrink:

As you may have learned by now, the premises at Oostkanaaldijk in Nijmegen have been sold to EIRE CP No. 2 B.V. effective March 3, 2005.

The rent and service costs for the month of March 2005 have been settled at the time of the transport. The invoice for the month of April 2005 and/or the second quarter of 2005 will be prepared by the new owner.

We want to thank you for the extremely pleasant collaboration and we trust that your interests will be in good hands in the future as well.

Best regards and sincerely,
Cortona Estates B.V.

[signature]

A.Ph.J. de Haseth Möller

Director

[illegible]

HALVERTON Rubensstraat 66 Postbus 75825 1070 AV Amsterdam Tel.: 31 (0) 20 676 50 60 Fax: 31(0) 20 670 51 02 www.halverton.com

Philips Semiconductors Nijmegen B.V.
Attn.: Mr. M. Heitbrink	[illegible]
Postbus 30008
6503 HK NIJMEGEN

March 4, 2005
Ref. No.: IR/050000l

Re: Oostkanaaldik 110 in Nijmegen

Dear Mr. Heitbrink:

We would like to ask your attention for the following matter. Ownership of the premises at Oostkanaaldijk 110 in Nijmegen has been transferred to EIRE CP No. 2 B.V. effective March 3, 2005.

As of the same date, the management organization of Cortona Holdings B.V. has been taken over by Halverton Real Estate Investment Management LLP. Halverton will be responsible on behalf of the new owner for the complete administration of the premises rented by you. Our new address information is specified in the letterhead; we ask that you please make this change in your administrative system.

We trust that the collaboration will continue to be positive.

Best regards and sincerely,
Halverton Real Estate Investment Management LLP

[signature]
Taco T. J. de Groot, Esq., MRE MRICS
Director

Halverton Real Eastale Investment LLP. Registered with the Chamber of Commerce of Amsterdam under number 34222007

HALVERTON

To:	Philips Semiconductors Nijmegen B.V.
Attn.:	Mr. M. Heitbrink
Fax Number:	024 35 16 100
From:	Halverton Real Estate Investment Management LLP
Mrs. M. B. (Wieke) Hendricks
Date:	December 14, 2005
Re:	Oostkanaaldijk 110 in Amsterdam
Ref. No.:	WH/0501686
Number of Pages:	1

Dear Mr. Heitbrink:

In follow-up on our telephone communication this morning we hereby confirm the following regarding the premises specified above.

Lessor and Lessee state that they have agreed upon a renewal of the Leased Property on the following terms and conditions.

•                             The effective date of the lease renewal shall be January 1, 2006, and it will end on December 31, 2006. Upon expiration of the aforementioned lease renewal, this Lease Agreement shall not be continued.

•                             The rental fee shall remain unchanged during this renewal with the exception of annual indexations, for the first time as of March 1, 2006.

•                             Service costs shall be indexed, for the first time as of March 1, 2006.

Article 3.3 of the governing Lease Agreement shall be amended to: Early cancellation of this Agreement shall take place, only by Lessor, through notice of termination before the 1st of each month while observing a term of at least two months, without stating any reasons.

Article 8.21 of the governing Lease Agreement shall be amended to: Lessee may take advantage of the possibility to rent less than approximately 4,500 m2 of business premises three times, that is, as of April 1, 2006, as of July 1, 2006, and as of October 1, 2006. The following graduated calculation shall then apply: for every 500 m2 less which Lessee will use (up to a maximum of 1,500 m2). Lessee shall pay E.1.00/m2 more in rent per year, to which VAT is to be added.

Reservation: This lease renewal shall be on condition of approval from the EIRE CP No. 2 B.V. Management Board.

All stipulations and conditions of the prevailing Lease Agreement shall remain in force to the extent that there are no deviations therefrom specified above.

As confirmation of the above, we kindly ask that you sign a copy of this letter to express your agreement and return it to us. This letter signed by both parties to express agreement shall be inextricably bound up with the prevailing Lease Agreement.

We trust that we have sufficiently informed you with this letter and we look forward to your reply this afternoon, as agreed.

Best regards, Halverton Real Estate Investment Management LLP	For agreement:
[signature]
Mrs. M. B. (Wieke) Hendricks	Philips Semiconductors Nijmegen B.V. Mr. M. Heitbrink
Date:

[illegible]